Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Riskified Ltd. 2021 Share Incentive Plan of our report dated February 24, 2023 with respect to the consolidated financial statements of Riskified Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

February 24, 2023	/s/ Kost Forer Gabbay & Kasierer Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	A Member of Ernst & Young Global